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                                                                    EXHIBIT 10.4

                              FIRST AMENDMENT TO
                            NEWCO LICENSE AGREEMENT

     This First Amendment to Newco License Agreement (the "Amendment") is made this 3rd day of November, 1997, by HFMI Trust, a Delaware business trust ("Licensor"), and Progressive Food Concepts, Inc., a Delaware corporation formerly known as HFMI Acquisition Corporation ("Licensee").

                                   RECITALS
                                   --------

A. Pursuant to a series of transactions between Licensee and Harry's Farmers Market, Inc. ("HFMI") on January 31, 1997, including, without limitation, the transaction described in that certain Acquisition Agreement, dated January 31, 1997, between HFMI and Licensee, HFMI acquired and now owns
     712.3746 shares of common stock, having a par value of $0.01 per share, of PFCI (the "Shares").

B. Pursuant to the Acquisition Agreement, dated January 31, 1997, HFMI acquired certain rights against dilution of its interests by requiring Licensee, under certain circumstances, to issue additional shares of common stock to HFMI.

C. HFMI, PFCI and Wilmington Trust Company, a Delaware banking company ("Trustee"), entered into that certain Trust Agreement, dated January 30, 1997 (as amended on even date herewith by that certain First Amendment to Trust Agreement, the "Trust Agreement"), pursuant to which the Trust was created and Trustee was appointed the trustee thereof.

D. Pursuant to the terms of the Trust Agreement, the Trustee issued and delivered to HFMI a Georgia Class Owner Certificate and a Worldwide Class Owner Certificate, in each case as described in the Trust Agreement. As required under the Trust Agreement, HFMI immediately transferred to Licensee the Worldwide Class Owner Certificate.

E. The Trustee, on behalf of the Trust, entered into two separate license agreements governing the use of the Trust property as follows:

     1. Newco License Agreement between HFMI Trust and HFMI Acquisition Corporation ("Newco License"), dated as of January 31, 1997, pursuant to which Licensee was granted the irrevocable, exclusive and perpetual license to use the Worldwide Class Intellectual Property (as defined in the Trust Agreement); and

     2. HFMI License Agreement between HFMI Trust and Harry's Farmers Market, Inc. ("HFMI License"), dated as of January 31, 1997, pursuant to which HFMI was granted the irrevocable, exclusive and perpetual license to use the Georgia Class Intellectual Property (as defined in the Trust Agreement).
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F.   HFMI has agreed to sell to Licensee, and Licensee has agreed to redeem from
     HFMI, all of the Shares for, among other things, an amendment to the Newco License as described herein (the "Redemption").

                                   AGREEMENT
                                   ---------

     FOR AND IN CONSIDERATION of the foregoing Recitals, which are incorporated herein, the mutual covenants expressed below, and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recital (f) of the Newco License Agreement is hereby deleted and replaced, in its entirety, with the following:

          (f) Licensor wishes to grant to Licensee and Licensee wishes to receive from Licensor an irrevocable, perpetual license with respect to the Worldwide Class Intellectual Property and portions of the Georgia Class Intellectual Property as described and on the terms and conditions set forth herein.

2. Section 1.01 of the Newco License Agreement is hereby deleted and replaced, in its entirety, with the following:

          SECTION 1.01  License.  Licensor hereby grants Licensee an
                        -------
     irrevocable, perpetual license to use, license or sublicense (or refrain from doing the same), on and in connection with the manufacture, distribution, sale, promotion, advertising, provision and/or marketing of Newco Products, the following:

          (a) the Worldwide Class Intellectual Property, such rights to be effective throughout the world except as geographically limited in the definition of such property (the "Worldwide Territory"); and

          (b) effective November 3, 1999, in the states of Georgia and Alabama, the Georgia Class Intellectual Property, except as to that portion of the Georgia Class Intellectual Property which consists of Trademarks, Service Marks and Trade Names (as those terms are referenced in the Trust Agreement) which include or incorporate the word "Harry's" (the "Harry's Marks").

     "Newco Products" shall mean any and all products and services sold,
      --------------
     licensed, sublicensed, distributed, advertised, provided and/or marketed with, under or in connection with the foregoing licenses. The foregoing licenses shall be exclusive only as and to the extent provided in Section
     1.02 below.

3. The Newco License Agreement is hereby supplemented and amended by adding a new Section to immediately follow Section 1.01 as follows:

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

          SECTION 1.02  Exclusivity.  The license granted in Section 1.01(a)
                        -----------
     above shall be exclusive, except as follows:

          a. effective November 3, 1999, such rights shall become concurrent and non-exclusive (i) as to HFMI only and (ii) with respect to use in the States of North Carolina, South Carolina and Tennessee;

          b. effective January 31, 2004, such rights shall become concurrent and non-exclusive (i) as to HFMI only and (ii) with respect to use worldwide except as to that portion of the Worldwide Class Intellectual Property which includes or incorporates the "Harry's Marks"; and

          c. effective January 31, 2004, if Licensee has not (either by affirmative corporate action or by actual use) made the decision to use the Harry's Marks, the provisions of clause b. above shall also be applicable to the Harry's Marks.

     The license granted in Section 1.01(b) above shall be concurrent and non-exclusive as to HFMI only.

4. Section 1.02 of the Newco License Agreement shall be renumbered as Section 1.03.

5. The Newco License Agreement shall be amended only as described in the above particulars. All capitalized terms used herein, but not defined, shall have the meanings ascribed to them in the Newco License Agreement or in the Trust Agreement, as applicable.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and date shown above.

                         HFMI TRUST
                         BY:  WILMINGTON TRUST COMPANY,
                              A DELAWARE BANKING CORPORATION NOT IN ITS
                              INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE


                              BY:  ________________________________
                              ITS:

                         PROGRESSIVE FOOD CONCEPTS, INC.


                         BY:  ______________________________________
                         ITS:

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